UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 12, 2009

ZIPREALTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51002	94-3319956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 300

Emeryville, CA 94608

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (510) 735-2600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 12, 2009, the Compensation Committee of the Board of Directors of ZipRealty, Inc. (the “Company”) authorized, and the Company entered into, a Restricted Stock Award Agreement (the “Agreement”) with each of the following named executive officers and for the following number of shares of the Company’s common stock: Joseph Patrick Lashinsky, Chief Executive Officer and President, 25,000 shares; William C. Sinclair, Executive Vice President, Operations and Business Development, 15,000 shares; Genevieve C. Combes, Senior Vice President, Technology and Operational Strategy, 15,000 shares; Robert J. Yakominich, Senior Vice President, Sales, 15,000 shares; and David A. Rector, Senior Vice President and Chief Accounting Officer, 6,500 shares. The shares subject to each Agreement have been issued under the Company’s 2004 Equity Incentive Plan. With respect to each Agreement, one-half ( 1/2) of the subject shares will vest on August 12, 2009, and the remaining one-half ( 1/2) of the subject shares will vest on February 12, 2010, in each case as long as the executive remains employed by or in a service relationship with the Company on such dates, and subject to any other vesting rights under separate change-of-control agreements between the Company and such executive. The foregoing summary is subject in its entirety to the provisions of each Agreement, the form of which is filed as an exhibit to this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished with this report on Form 8-K:

10.1	Form of Restricted Stock Award Agreement, dated February 12, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIPREALTY, INC.
a Delaware corporation

Dated: February 17, 2009	By:	/s/ Larry S. Bercovich
Larry S. Bercovich
Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit	Description

10.1	Form of Restricted Stock Award Agreement, dated February 12, 2009